EXHIBIT 10.18

                           REVOLVING CREDIT AGREEMENT

           REVOLVING CREDIT AGREEMENT dated this 13th day of July, 2005, by and between SONOMA COLLEGE, INC., a California corporation with offices at 1304 South Point Boulevard, Suite 280, Petaluma California 95442 ("BORROWER"); and Wisse Enterprises LLC, a [[Delaware] limited liability company] with offices at ________________________("LENDER").

           WHEREAS, Borrow desires to borrow from Lender and Lender desires to lend to Borrower, on the terms and conditions contained herein, up to Five Hundred Thousand Dollars ($500,000);

           NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                 LOAN BY LENDER

1.01 AMOUNTS TO BE LOANED BY LENDER. Lender shall loan to Borrower, Three Hundred Thousand Dollars ($300,000) within five (5) days of the execution of this Agreement and the Notice attached hereto as EXHIBIT A (the "Initial Loan") and after the Initial Loan within fifteen (15) days of: (i) the mailing by Borrower of a written request in accordance with Section 1.02, and (ii) fulfillment of the conditions set forth in Section 1.03, up to Two Hundred Thousand Dollars ($200,000).

1.02 NOTICE. Borrower shall notify Lender of its intent to borrow all or a portion of the monies made available to it by hereunder by written notice, addressed to Lender at its address first set forth above, via registered mail or certified mail, postage prepaid, return receipt requested. Such notice shall include: (i) the amount which Borrower intends to borrow, (ii) the date on which the notice is deposited with the United States Postal Service, and (iii) the signature of Charles D. Newman as Chief Executive Officer of Borrower or of another officer of Borrower authorized to take such action.

1.03 CONDITIONS TO EXTENSION OF THE LOANS. Lender shall be obligated to loan to Borrower the amount requested by Borrower, up to the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) if, and only if: (i) Borrower has mailed to Lender written notice in accordance with the requirements of Section 1.02, (ii) Borrower is not in default as set forth in Section 1.07 herein, and
(iii) Borrower, as of the date of the Section 1.02 notice, has outstanding indebtedness in the aggregate principal amount of less than Five Hundred Thousand Dollars ($500,000). Section 1.03 (iii) above shall not apply during any period in which Borrower is contractually required to have no outstanding indebtedness.

1.04 INTEREST. Interest shall be payable by Borrower monthly, on the first business day of each month, on the unpaid balance of the principal amount of each loan made hereunder from and including the date of such loan, at a rate per annum equal to the offered rate quoted in the London Interbank market by leading banks ("LIBOR") or as otherwise set forth in the Note. Notwithstanding the foregoing, in no event shall interest exceed the maximum rate permitted under any applicable law or regulation.

1.05 PROMISSORY NOTE. Concurrently with the execution and delivery of this agreement, Borrower is executing and delivering to Lender a non-negotiable promissory note, in the form set forth as EXHIBIT A attached hereto (the "NOTE").

1.06 DEFAULT BY BORROWER. Borrower shall be in default if it fails to make any payment when due hereunder, absent a good faith dispute as to such payment, and such failure continues for a period of fifteen (15) days after receipt of notice of such failure to make payment from Lender.

1.07 DEFAULT BY LENDER. Lender shall be in default hereunder if it fails to loan to Borrower, in a timely manner and in accordance with the provisions of this
Article I, those sums requested by Borrower.

1.08 REMEDIES OF LENDER. Upon a default by Borrower as set forth in Section 1.06, Lender shall have the right, upon five (5) days written notice of such to Borrower, to terminate its loan obligations under this Article I and declare all principal amounts outstanding and interest accrued thereon immediately due and payable. Failure by Lender to exercise any right, remedy or option under this agreement or any present or future supplement hereto or any other agreement between the parties, or delay by Lender in exercising the same, will not operate as a waiver; no waiver by Lender will be effective unless in writing, and then only to the extent specifically stated. Lender's rights and remedies under this agreement will be cumulative and not exclusive of any other right or remedy which it may have.

1.09 REMEDIES OF BORROWER. Upon a default by Lender as set forth in Section 1.07, (i) the accrual of interest under Section 1.04 on the unpaid balance of any outstanding principal amounts shall cease.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

2.01 REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants as follows: (i) it is a corporation duly formed and validly existing under the laws of the State of California; (ii) the execution, delivery and performance of this agreement have been duly and validly authorized by the board of directors of Borrower and are not in contravention of law, its certificate of incorporation, operating agreement or of any indenture, agreement or undertaking to which Borrower is a party or by which it is bound; (iii) this agreement is a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms; and (iv) there are no claims for brokerage or other commissions or finder's or similar fees in connection with the transactions covered by this agreement.



2.02 REPRESENTATIONS AND WARRANTIES OF LENDER. Lender represents and warrants as follows: (i) it is a [limited liability company] duly formed and validly existing under the laws of the State of

[Delaware]; (ii) the execution, delivery and performance of this agreement have been duly and validly authorized by the manager of Lender and are not in contravention of law, its certificate of formation, operating agreement or of any indenture, agreement or undertaking to which Lender is a party or by which it is bound; (iii) this agreement is a legal, valid and binding obligation of Lender, enforceable in accordance with its terms; and (iv) there are no claims for brokerage or other commissions or finder's or similar fees in connection with the transactions covered by this agreement.

                                   ARTICLE III

                       CONSIDERATION FOR THE LOAN FACILITY

3.01 CONSIDERATION.  In consideration for the loan facility, the Borrower shall:
(i) pay the Lender Three Hundred and Seventy Five Thousand (375,000) shares of the Borrower's fully-paid non-assessable restricted common stock provided, however, that the Lender shall first be required to execute a Subscription Agreement in the form attached hereto as EXHIBIT B, attached hereto; and (ii) grant to the Lender an option to purchase all or any part of an aggregate of Two Hundred and Fifty Thousand (250,000) shares of the common stock, $.0001 par value per share, of the Borrower at an exercise price of $0.50 per share pursuant to the terms and conditions of the Nonqualified Stock Option Agreement attached hereto as EXHIBIT C, attached hereto.

                                   ARTICLE IV

                                 MISCELLANEOUS

4.01 TERM. This agreement shall have a term of one (1) year from the date first set forth above, unless earlier terminated in accordance with its terms.

4.02 NOTICES. All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been fully given if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses for the parties first set forth above or such other address as either party shall designate by notice in writing to the other in accordance herewith. Notices sent in compliance with the provisions of this Section 3.02 shall be deemed given when sent.

4.03 GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

4.04 COMPLETE AGREEMENT; MODIFICATION. This agreement and any agreements ancillary hereto constitute the complete agreement between the parties hereto with respect to the subject matter hereof and may not be modified, altered or amended except by an agreement in writing signed by both of the parties hereto.

4.05 SEVERABILITY. Whenever possible each provision of this agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this agreement shall be held prohibited or invalid under applicable law such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

4.06 ASSIGNMENT. This agreement may not be assigned or otherwise transferred, by operation of law or otherwise by either party hereto without the prior written consent of the other party.

4.07 PARTIES IN INTEREST. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

4.08 EXPENSES. Each party shall pay all their own costs and expenses incurred in connection with this agreement, except that in any litigation relating to or arising from this agreement or exhibits hereto or schedules to said exhibits hereto, the prevailing party shall be entitled to reasonable attorney fees, costs and disbursements.

4.09 COUNTERPARTS. This agreement may be executed in counterparts, but both of such counterparts together shall constitute one and the same instrument.


           IN WITNESS WHEREOF, the parties hereto have executed this revolving credit agreement as of the date first above written.

BORROWER:                                           LENDER:

Sonoma College, Inc.                                Wisse Enterprises LLC


By:/s/                                              By:/s/
   ______________________                              ______________________
   Charles D. Newman                                   Robert Wisse
   Chief Executive Officer

                                    EXHIBIT A
                                 Promissory Note

                                    EXHIBIT B
                             Subscription Agreement

                                    EXHIBIT C
                       Nonqualified Stock Option Agreement


                                       7